UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 3, 2015

PEERLOGIX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-191175	46-4824543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 7th Ave., 17th Floor, New York, New York 10018	02840
(Address of principal executive offices)	(Zip Code)

(914) 550-9993

(Registrant’s telephone number, including area code)

Realco International, Inc., 154 Thames Street, Newport, Rhode Island

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)   On September 10, 2015, the Board of Directors (the “Board”) of PeerLogix, Inc., formerly known as Realco International, Inc. (the “Company”) appointed Joshua Partridge, age 28, as its Chief Operating Officer. Mr. Partridge previously served as the Company’s Head of Business Development and Secretary. He is also a director of the Company.

In 2008, Mr. Partridge began working for Arsenal Pictures, a boutique international sales agency for motion pictures located in Los Angeles, CA. While in this role, he handled acquisitions and sales, as well as the majority of day-to-day operations, helping the firm achieve greater international and domestic sales distribution. After three years of serving in this role and experiencing the dramatic shift occurring within the Entertainment Industry’s global distribution channels, he began independently consulting for clients in the areas of technology, management and business development. Mr. Partridge was contracted to counsel both content producers and law firms on their media protection strategies, as well as production consulting, quality control, revenue projections and investor relations for television and film companies. In 2012, Mr. Partridge partnered with William Gorfein to form PeerLogix Technologies, Inc. with the goal of helping organizations in a multitude of industries gain deeper understanding of their consumers and audience base. He received his Bachelor of Science degree in Regional Development with a focus on economic growth from the University of Arizona in Tucson, AZ.

The Company previously entered into an employment agreement with Mr. Partridge, which was filed as an Exhibit to the Company’s Current Report on Form 8-K filed on August 17, 2015 and which is incorporated herein by reference. Mr. Partridge’s employment agreement is for a period of three (3) years, after which the agreement is renewable for one (1) year periods, unless the Company or Mr. Partridge gives six (6) months’ notice of the intention to terminate the agreement. Mr. Partridge receives a salary of $120,000 per year with annual increases of 10% per year. The Company agrees to promptly reimburse Mr. Partridge for all reasonable and necessary business expenses, including without limitation, telephone and other charges incurred by him on behalf of the Company. In addition, the Company has agreed to provide Mr. Partridge with health insurance. Mr. Partridge may also receive an annual cash bonus in an amount to be determined by the Board. Mr. Partridge has been granted options to acquire 300,000 shares of restricted stock of the Company, which vest over a period of three (3) years. The foregoing description of the employment agreement is qualified by the full text of the employment agreement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 3, 2015, the Company filed a Certificate of Amendment to its Articles of Incorporation changing its name from Realco International, Inc. to PeerLogix, Inc. The foregoing description of the Certificate of Amendment is qualified by the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation*

10.1	Executive Employment Agreement between PeerLogix Technologies, Inc. and Joshua Partridge dated as of August 14, 2015

* Filed herewith.

** Filed as an Exhibit to the Company’s Current Report on Form 8-K filed on August 17, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLOGIX, INC.

Date: September 10, 2015	By:	/s/ William Gorfein
Name: William Gorfein Title: Chief Executive Officer